UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2026

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On April 14, 2026, Galera Therapeutics, Inc., a Delaware corporation (“Galera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Galera, Obsidian Therapeutics, Inc., a Delaware corporation (“Obsidian”), Gazelle Parent, Inc., a Delaware corporation (“Parent”), Onyx MergerSub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Obsidian Merger Sub”), and Gazelle Merger Subsidiary, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Galera Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the satisfaction of the conditions described therein, Galera will be merged with and into Galera Merger Sub, with Galera surviving as a wholly owned subsidiary of Parent (the “Galera Merger”), and Obsidian will be merged with and into Obsidian Merger Sub, with Obsidian surviving as a wholly owned subsidiary of Parent (the “Obsidian Merger” and, together with the Galera Merger, the “Mergers” and, together with all of the other transactions contemplated by the Merger Agreement, the “Contemplated Transactions”). The Mergers are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, (a) at the effective time of the Obsidian Merger (the “Obsidian Effective Time”), each then-outstanding share of common stock of Obsidian (each such share, an “Obsidian Share”) (excluding Obsidian Shares held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of Parent Common Stock (as defined below), calculated in accordance with the exchange ratio as set forth in the Merger Agreement and (b) immediately following the Obsidian Effective Time, at the effective time of the Galera Merger (the “Galera Effective Time”) and following the conversion into Galera Common Stock (as defined below) of Galera’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share and Series C Preferred Stock issued in connection with the Concurrent PIPE Financing (as defined below), each then-outstanding share of common stock of Galera, par value $0.001 per share (“Galera Common Stock”) (excluding any shares of Galera Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) will be converted into the right to receive a number of shares of Parent common stock, par value $0.001 per share (“Parent Common Stock”), calculated in accordance with the exchange ratio as set forth in the Merger Agreement. Each then-outstanding option to purchase shares of Galera Common Stock with an exercise price per share less than the closing trading price of a share of Galera Common Stock, on the last full trading day on which the Galera Common Stock is traded prior to the date on which the Galera Effective Time occurs will be converted into shares of Parent Common Stock, subject to adjustment as set forth in the Merger Agreement.

At the Closing (as defined below), on a pro forma basis and based upon the number of shares of Parent Common Stock expected to be issued in connection with the Mergers and the Concurrent PIPE Financing, pre-merger equityholders of Obsidian are expected to own approximately 53.2% of the combined company, pre-merger equityholders of Galera (other than Investors (as defined below) in the Concurrent PIPE Financing) will own approximately 1.8% of the combined company and the Investors (as defined below) in the Concurrent PIPE Financing are expected to hold approximately 45.0% (assuming proceeds from the Concurrent PIPE Financing of $350.0 million), in each case, calculated on a fully diluted basis, using the treasury stock method, and subject to certain assumptions, including (i) a valuation for Galera of $13.8 million (assuming Galera has net cash (“Galera Net Cash”)) of $1.8 million as of the closing of the Mergers (the “Closing” and such date, the “Closing Date”), (ii) a valuation for Obsidian of $413.5 million, and (iii) the relative capitalization of Galera and Obsidian). The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of the Final Galera Net Cash at Closing (as defined in the Merger Agreement).

The Merger Agreement contains representations and warranties of the parties regarding their respective businesses. The Merger Agreement also contains certain covenants made by each of Galera and Obsidian, including non-solicitation restrictions binding each party (and subject to certain exceptions as further described in the Merger Agreement) and its representatives and restrictions on the operation of each party’s business between the date of the Merger Agreement and the Closing.

In connection with the Mergers, Parent will prepare and file a registration statement on Form S-4, which will contain a prospectus to register the shares of Parent Common Stock issued pursuant to the Merger Agreement (other than those shares of Parent Common Stock issuable upon conversion of the Series C Preferred Stock (as defined below) issued to the Investors in the Concurrent PIPE Financing (treatment of which is more fully described under the heading “Concurrent PIPE Financing” below)) (the “Form S-4”). Promptly after the Form S-4 is declared effective, Galera shall solicit written consents from the Galera stockholders (the “Galera Stockholder Written Consent”) and Obsidian shall solicit written consents from the Obsidian stockholders (the “Obsidian Stockholder Written Consent”) to seek approval of the Contemplated Transactions.

The Closing is subject to certain closing conditions, including: (i) the approval by the requisite Galera stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby; (ii) approval by the requisite Obsidian stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby; (iii) the existing shares of Galera Common Stock having been continually listed on the Over the Counter Quote Bulletin Board—Venture Market and the approval of the listing of the shares of Parent Common Stock to be issued in the Mergers on The Nasdaq Capital Market; (iv) the Securities Purchase Agreement (as defined below) being in full force and effect with cash proceeds of approximately $350 million having been received by Galera (subject to adjustment in accordance with the Merger Agreement); and (v) the effectiveness of the Form S-4. The Closing is also subject to other specified customary closing conditions of each party, including the accuracy of each party’s representations and warranties, subject to applicable materiality qualifications, compliance by each party with its covenants under the Merger Agreement in all material respects, respectively, delivery of certain customary closing documents by each of Galera and Obsidian, and no Galera material adverse effect or Obsidian material adverse effect having occurred since the date of the Merger Agreement that is continuing, respectively.

Either party may be required to pay a termination fee in the event of termination of the Merger Agreement in certain circumstances. A termination fee of $1.25 million may become payable by Obsidian to Galera if the Merger Agreement is terminated by (a) Galera (i) as a result of a material breach of the Merger Agreement by Obsidian that has not been cured, (ii) if the Obsidian Stockholder Written Consent is not delivered to Galera within 15 days of the S-4 becoming effective or (iii) the board of directors of Obsidian or a committee thereof makes an Obsidian Board Adverse Recommendation Change (as defined in the Merger Agreement) or (b) by Obsidian concurrently with Obsidian’s entry into any Permitted Alternative Agreement (as defined in the Merger Agreement), subject to certain requirements set forth in the Merger Agreement. A termination fee of $0.75 million may become payable by Galera to Obsidian if the Merger Agreement is terminated (i) by Obsidian upon a material breach of the Merger Agreement by Galera or (ii) by Galera concurrently with Galera’s entry into any Permitted Alternative Agreement, subject to certain requirements set forth in the Merger Agreement.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers and directors and certain other stockholders of Galera holding approximately 51.1% of the outstanding Galera capital stock entered into support agreements (the “Galera Support Agreements”) in favor of Obsidian, providing among other things, that such officers, directors and stockholders will vote all of their eligible shares of Galera capital stock, among other things: (i) in favor of approving the Mergers, the Galera Stockholder Written Consent and the other actions contemplated by the Merger Agreement and (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Mergers.

Concurrently with the execution of the Merger Agreement, certain officers and directors and certain other stockholders of Obsidian holding approximately 62.8% of the outstanding Obsidian capital stock entered into support agreements (the “Obsidian Support Agreements” and, together with the Galera Support Agreements, the “Support Agreements”) in favor of Obsidian, providing among other things, that such officers, directors and stockholders will vote all of their shares of Obsidian capital stock, among other things: (i) in favor of approving the Mergers, the Obsidian Stockholder Written Consent and the other actions contemplated by the Merger Agreement and (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Mergers.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Obsidian entered into lock-up agreements (the “Obsidian Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons accepted certain restrictions on transfers of the shares of Galera Common Stock beneficially held by such persons or such persons’ family members (other than shares received as a result of the conversion of shares received in the Concurrent PIPE Financing) for the 180-day period following the Galera Effective Time.

The foregoing descriptions of the Merger Agreement, the form of Galera Support Agreement, form of the Obsidian Support Agreement and the form of Obsidian Lock-Up Agreement (collectively, the “Agreements”), do not purport to be complete and are qualified in their entirety by reference to those Agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Parent, Galera and Obsidian in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

Galera Contingent Value Rights Agreement

In connection with the Mergers and immediately prior to the Galera Effective Time, Parent and Obsidian entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (“Rights Agent”), pursuant to which Galera common stockholders of record as of immediately prior to the Galera Effective Time (“CVR Holders”) received one contingent value right (each, a “CVR”) for each outstanding share of Galera common stock held by such stockholder as of such date. Each CVR represents the right to receive certain net proceeds from Parent upon the receipt by Parent or any affiliate of Parent (“Payment Obligor”) of gross proceeds paid to Parent from the license, sale, assignment, transfer or other disposition of the small molecule tilarganine, Galera’s legacy asset, or supportive-care products containing the small molecules GC4419 (avasopasem) or GC4711 (rucosopasem) (the “CVR Payment Amounts”), less permitted deductions as detailed in the CVR Agreement.

If the CVR Payment Amounts become payable, the Rights Agent will distribute such amounts to the CVR Holders in accordance with the terms of the CVR Agreement. There can be no assurance that the CVR Holders will receive any payments with respect to the CVR Agreement.

The CVRs are solely contractual rights and shall not constitute equity or ownership interests in Parent, Galera, Obsidian or any of their respective affiliates, and Parent, Galera and Obsidian shall cooperate, including by making changes to the CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or applicable state securities or “blue sky” laws. The CVRs are not transferable except in accordance with the terms of the CVR Agreement.

The foregoing description of the CVR Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Concurrent PIPE Financing

Concurrently with entering into the Merger Agreement, Parent and Galera entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain qualified institutional buyers and/or accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, Galera agreed to sell, and the Investors agreed to purchase, immediately prior to the Obsidian Effective Time, shares of Galera’s Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred

Stock”), for an aggregate purchase price of $350.0 million (the “Concurrent PIPE Financing”). In the event Obsidian consummates a Permitted Obsidian Bridge Financing (as defined in the Merger Agreement) prior to the Obsidian Effective Time and an Investor funds a portion of such Permitted Obsidian Bridge Financing, such Investor’s aggregate purchase amount under the Securities Purchase Agreement shall be reduced dollar for dollar by an amount equal to such Investor’s Permitted Obsidian Bridge Financing funding amount. Shares of Series C Preferred Stock issued pursuant to the Concurrent PIPE Financing will be converted into shares of Galera Common Stock immediately after they are issued and then, in accordance with the terms of the Merger Agreement, will be converted into shares of Parent Common Stock at the Galera Effective Time. The closing of the Concurrent PIPE Financing is anticipated to occur on or about the date of the Closing of the Mergers, subject to the satisfaction of customary closing conditions.

Parent and Galera have also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the Concurrent PIPE Financing. Pursuant to the Registration Rights Agreement, the combined company will prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 30 calendar days following the Closing Date. The combined company will use its reasonable best efforts to cause such registration statement to become effective at the earliest possible date.

The combined company will also agree to, among other things, indemnify the Investors, their members, shareholders, directors, officers, partners, employees, managers, agents, representatives and advisors under the Registration Rights Agreement from certain liabilities and pay all fees and expenses (excluding underwriting discounts and selling commissions and all similar fees and commissions relating to an Investor’s disposition of its Registrable Securities (as defined in the Registration Rights Agreement)) incident to the combined company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, as well as the Registration Rights Agreement, forms of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares to be issued in the Concurrent PIPE Financing will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy any securities of Parent, Galera or Obsidian.

Item 5.01	Changes in Control of Registrant

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 14, 2026, Galera and Obsidian issued a press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, Galera and Obsidian made available a presentation to be used with investors to discuss the proposed Mergers. A copy of the corporate presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the corporate presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Use of Website to Distribute Material Non-Public Information

Galera’s Investor Relations website is www.galeratx.com/. Galera uses its Investor Relations website as a means of disclosing material non-public information and for the purpose of complying with its disclosure obligations under Regulation FD. Therefore, Galera encourages investors, the media and others interested in Galera to review the information it posts on its Investor Relations website.

Additional Information and Where to Find It

In connection with the proposed transactions between Obsidian and Galera, Galera and the newly-formed company will file relevant materials with the SEC. The newly-formed company will file a registration statement on Form S-4 that will include a proxy statement or information statement and prospectus relating to the proposed transaction, which will constitute a proxy statement or information statement of Galera and a prospectus of the newly-formed company (the “Prospectus”). Galera and the newly-formed company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Prospectus or any other document which Galera or the newly-formed company may file with the SEC or send to stockholders of Galera or Obsidian in connection with the proposed transaction. The Prospectus will be mailed to stockholders of Galera. INVESTORS AND SECURITYHOLDERS OF GALERA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROSPECTUS AND ALL OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GALERA, OBSIDIAN AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the Prospectus (when available) and other documents filed with the SEC by Galera or the newly-formed company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Galera will be available free of charge on Galera’s website at www. galeratx.com.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Galera, Obsidian or the newly-formed company, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Galera or Obsidian. However, Galera and Obsidian and each of their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Galera may be found in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 19, 2026 and its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 10, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the propsectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “would,” “target,” and similar expressions. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Galera’s control and are not guarantees of future results, including statements about the potential transaction, the Concurrent PIPE Financing, future financial and operating results, and combined company strategy and operations. These forward-looking statements reflect management’s good faith judgment based on facts and factors currently known to management. Galera cautions investors not to place undue reliance on any such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: (i) the satisfaction or waiver of closing conditions to the potential transaction in the anticipated timeframe or at all; (ii) the risk that the potential transaction disrupts current plans and operations or diverts management’s attention from ongoing business operations and makes it more difficult to maintain business and operational relationships; (iii) the risk that the anticipated benefits and synergies of the potential transaction will not be realized or will take longer to realize than expected; (iv) the magnitude of transaction costs associated with the potential transaction and the Concurrent PIPE Financing; and (v) those additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Galera’s most recently filed Annual Report on Form 10-K filed with the SEC, and elsewhere in Galera’s filings and reports with the SEC. Forward-looking statements necessarily involve assumptions that, if they never materialize or prove correct, could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and none of Parent, Galera or Obsidian undertake any duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 14, 2026, by and among Obsidian Therapeutics, Inc., Galera Therapeutics, Inc., Gazelle Parent, Inc., Onyx MergerSub, Inc. and Gazelle Merger Subsidiary, Inc.

10.1	Form of Galera Stockholder Support Agreement

10.2	Form of Obsidian Stockholder Support Agreement

10.3	Form of Obsidian Lock-Up Agreement

10.4*	Form of Securities Purchase Agreement, dated as of April 14, 2026, by and among Gazelle Parent, Inc., Galera Therapeutics, Inc., Obsidian Therapeutics, Inc. and each of the Investors listed on Exhibit A thereto

10.5	Form of Registration Rights Agreement, dated as of April 14, 2026, by and among Parent, Galera Therapeutics, Inc. and each of the Investors signatory thereto

10.6	Form of CVR Agreement

99.1	Press Release issued on April 14, 2026

99.2	Obsidian Therapeutics, Inc. Corporate Presentation, dated as of April 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galera Therapeutics, Inc.

Date: April 14, 2026	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer